UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  December 20, 2000



                       MTN HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)


Nevada                             000-14919           22-2485230
(State or other jurisdiction of   (Commission         (IRS Employer
 incorporation)                   File Number)     Identification No.)



   5882 South 900 East, Suite 202, Salt Lake City, Utah  84121
            (Address of principal executive officers)

                         (801) 269-9500
      (Registrant's telephone number, including areas code)



                         VIDEOPLEX, INC.
  (Former name or former address, if changed since last report)

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Item 5.  Other Events

     Effective December 20, 2000, the Company will officially change its name to MTN Holdings, Inc. This change is pursuant to shareholder approval of October 16, 2000 whereby shareholders approved a plan of merger to effectuate a change of domicile of the Company from New Jersey to Nevada, to change the name of the Company from Videoplex, Inc., to MTN Holdings, Inc., and to increase the authorized capital of the Company to 50,000,000 shares of common stock. The Articles of Merger and Plan of Merger have been filed with both the state of Nevada and the state of New Jersey.

     Further, the ticker symbol for the Company will change from VPLX to MTHC effective December 21, 2000.


     Exhibits

     Exhibit No.    Sec Ref.  Title                    Location

     1         3.1.1          Articles of Merger Incorporated by reference*
     2         3.1.2          Plan of Merger     Incorporated by reference*

     * Incorporated by reference to the Definitive Proxy
Statement filed with the Securities and Exchange Commission on September 18, 2000.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MTN Holdings, Inc.


Date: December 20, 2000            By: /s/ John Chymboryk
                                   John Chymboryk, President

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